                                                                      EXHIBIT 21

                          SUBSIDIARIES OF NISOURCE INC.
                             as of December 31, 2000

                                                                                   STATE OF
             SEGMENT / SUBSIDIARY                                               INCORPORATION
             --------------------                                               -------------
GAS DISTRIBUTION OPERATIONS
Bay State Gas Company                                                           Massachusetts
Columbia Gas of Kentucky, Inc.                                                  Kentucky
Columbia Gas of Maryland, Inc.                                                  Delaware
Columbia Gas of Ohio, Inc.                                                      Ohio
Columbia Gas of Pennsylvania, Inc.                                              Pennsylvania
Columbia Gas of Virginia, Inc.                                                  Virginia
Kokomo Gas and Fuel Company                                                     Indiana
Northern Indiana Fuel and Light                                                 Indiana
Northern Utilities, Inc.                                                        New Hampshire

ELECTRIC OPERATIONS
Northern Indiana Public Service Company*                                        Indiana

GAS TRANSMISSION AND STORAGE OPERATIONS
Columbia Gas Transmission Corporation                                           Delaware
Columbia Gulf Transmission Company                                              Delaware

EXPLORATION AND PRODUCTION OPERATIONS
Columbia Energy Resources, Inc.                                                 Texas

ENERGY MARKETING OPERATIONS
EnergyUSA, Inc.                                                                 Indiana
EnergyUSA-TPC Corp.                                                             Delaware
NESI Energy Marketing, L.L.C.                                                   Indiana

OTHER PRODUCTS AND SERVICES OPERATIONS
Primary Energy, Inc.                                                            Indiana
Columbia Transmission Communications Corporation                                Delaware

DISCONTINUED OPERATIONS
Columbia Petroleum Corporation                                                  Delaware
Columbia Propane Corporation                                                    Delaware
IWC Resources Corporation                                                       Indiana

CORPORATE
Columbia Energy Group                                                           Delaware
NIPSCO Capital Trust I                                                          Delaware
NiSource Finance Corp.                                                          Indiana
NiSource Capital Markets, Inc.                                                  Indiana
NiSource Corporate Services Company                                             Indiana
NiSource Inc.                                                                   Delaware

*a portion of Northern Indiana Public Service Company is also reported under Gas
 Distribution Operations